Exhibit 99.2

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	John Sullivan
	Chief Executive Officer	Managing Director
	PacWest Bancorp	CapGen Financial
	10250 Constellation Boulevard	280 Park Avenue
	Suite 1640	40th Floor West, Suite 401
	Los Angeles, CA 90067	New York, NY 10017
Phone:	310-728-1020	212-542-6868
Fax:	310-201-0498	212- 542-6879

FOR IMMEDIATE RELEASE

SEPTEMBER 2, 2008

PACWEST BANCORP ANNOUNCES $100 MILLION INVESTMENT

BY CAPGEN FINANCIAL

—Investment to be made at $26 per share—

—CapGen representative to be added to PacWest Board—

—Pro forma capital ratios increase significantly—

San Diego, California . . . PacWest Bancorp (Nasdaq: PACW) today announced that the private equity firm CapGen Financial has agreed to acquire approximately $100 million of newly issued shares of PacWest Bancorp common stock at a price of $26 per share, representing a 21% premium to the last five trading-day average closing price of PacWest common stock.  CapGen will invest in PacWest through an investment vehicle advised by CapGen Capital Advisers LLC.  In connection with the investment, the CapGen investment vehicle will seek to register as a bank holding company and, upon consummation of the investment, the CapGen investment vehicle will own approximately 12% of PacWest common stock on a fully-diluted basis as of June 30, 2008.

On a pro forma basis for the investment, PacWest’s book value per share at June 30, 2008 would be $14.81, an increase of 13.5% from its actual book value per share of $13.30.  Additionally, the regulatory capital ratios for PacWest Bancorp would have further exceeded well-capitalized status at June 30, 2008 as follows:

	Regulatory Requirements		Actual and Pro Forma Regulatory Capital Ratios at June 30, 2008
	Adequately Capitalized	Well Capitalized	Actual	Pro Forma

Tier 1 leverage capital ratio	4.00%	5.00%	9.77%	11.83%
Tier 1 risk-based capital ratio	4.00%	6.00%	10.89%	13.17%
Total risk-based capital ratio	8.00%	10.00%	12.14%	14.43%

The investment is subject to regulatory approval by federal and state banking authorities and is expected to close in the fourth quarter of 2008.  John Rose, principal of CapGen, will join PacWest Bancorp’s board of directors upon completion of the investment.  In addition to a seat on PacWest’s board, CapGen will be granted pre-emptive rights in future equity offerings to maintain its percentage ownership.

Matt Wagner, CEO of PacWest Bancorp, commented, “The additional capital from this investment is expected to be used for general corporate purposes, to fund debt retirement and, most importantly, to take advantage of growth opportunities as they arise.”

Mr. Wagner continued, “Our historically strong balance sheet and healthy capital ratios are a source of comfort for our stockholders, customers and employees.  While we didn’t need to raise capital, the significant premium paid in recognition of the strength and value of our franchise and the amount of capital offered put PacWest in an enviable position going forward.”

Gene Ludwig, Managing Principal of CapGen and former U.S. Comptroller of the Currency, stated, “We are pleased to invest in PacWest Bancorp, one of the premier banking franchises in the country.  We have long admired PacWest and believe this investment will deliver value over the long term to CapGen, PacWest, its stockholders and employees by, among other things, enabling PacWest to be better positioned to capitalize on future growth opportunities.  We look forward to partnering with them for years to come.”

Upon regulatory approval of the proposed investment and expiration of any waiting periods, the PacWest shares being issued will be acquired by the CapGen investment vehicle in a private placement transaction.  PacWest has agreed that, following consummation, it will file a shelf registration statement with the Securities and Exchange Commission with respect to the shares being issued to the CapGen investment vehicle.

ABOUT PACWEST BANCORP

PacWest Bancorp is a bank holding company with $4.3 billion in assets as of June 30, 2008, with one wholly-owned banking subsidiary, Pacific Western Bank. Through 60 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-

sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Diego and San Bernardino Counties.  Through its subsidiary BFI Business Finance and its divisions First Community Financial and Pacific Western SBA Lending, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

ABOUT CAPGEN FINANCIAL

CapGen is a private equity firm that invests in financial services businesses with a particular focus on community and regional financial institutions, specialty finance and related services. CapGen typically takes control positions in the institutions it invests in, and CapGen applies its skill and insight in ways that enhance both the success of the companies and the returns for its investors.  The New York-based firm was founded in 2007 by former Comptroller Ludwig, along with Robert Goldstein and John Rose, both highly regarded former bank executives and investors.

CapGen’s other professionals are also highly regarded former bank executives and investment professionals. The firm stresses using its financial and human resources to add material value to the institutions in which it invests in order to improve results for all of the institution’s stakeholders, including its shareholders, employees and communities in which it operates.  Additional information regarding CapGen Financial is available on the Internet at www.capgen.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned investments, acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced investments, acquisitions, to successfully integrate acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.